Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

NewLake Capital Partners, Inc.

New Canaan, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement of our report dated March 17, 2022, relating to the consolidated financial statements of NewLake Capital Partners, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Denver, Colorado

May 10, 2022